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                                                                   Exhibit 23.1

              Consent of Independent Certified Public Accountants

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 15, 1999, in the Registration Statement (Form SB-2 No. 333-00000) and related Prospectus of U.Link, Inc. for the registration of 1,500,000 shares of its common stock.

                                    /s/ Ernst & Young LLP



Orlando, Florida
August 9, 1999